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                                                                    Exhibit 10.2


McKesson Guaranty
McKesson Corporation

To: McKesson Corporation

         We request McKesson Corporation and its affiliates (collectively "you") to extend credit to, to make loans or other advances to or otherwise to do business with METCARE RX, INC., METCARE RX, INC. (MD), BEN-TAL PHARMACY SERVICES, INC., WEST PALMS BEACH, FL (called "Debtor"). To induce you to do so, we guarantee to you that Debtor will fully and promptly perform and pay all its present and future obligations to you, whether direct or indirect, joint or several, absolute or contingent, secured or unsecured, matured or unmatured, and whether originally contracted with you or otherwise acquired by you. This guaranty applies to all the Debtor's obligations to you, even if such obligations are invalid or unenforceable against the Debtor for any reason and even if any security for such obligations is insufficient, invalid, unenforceable or not perfected. This guaranty is an absolute and unconditional guaranty of payment. It is a continuing guaranty and covers any future extensions of credit by you to Debtor. This guaranty is a guaranty of payment when due and not merely of collectibility after judgment or other action against Debtor.

         We agree, without your first having to proceed against Debtor or any security held by you, to pay on demand (a) all sums due and to beome due to you from Debtor; and (b) all losses, costs, attorney's fees or expenses which may be suffered by you by reason of Debtor's default on its obligations or our default under this guaranty. We agree to pay on demand any deficiency resulting from a sale of security held by you even if the sale is made without notice to us. Our obligations under this guaranty are independent of and separate from the obligations of Debtor. Upon the occurrence and during the continuance of any default by Debtor, you can sue us separately from Debtor, whether or not you sue Debtor in such lawsuit and whether or not you sue Debtor in a separate lawsuit. If you proceed with any course of action under this guaranty or against Debtor, that choice shall not preclude you from taking any other course of action.

         This guaranty shall not be affected by the termination or change in the relationship between us and Debtor. We assume all responsibility for keeping informed of (a) Debtor's financial condition and assets; (b) all other circumstances bearing upon the risk of non- payment of Debtor's obligations to you; and (c) the nature, scope and extent of the risks which we assume and incur under this guaranty. We agree that you shall have no duty to advise us of information known to you regarding such circumstances or risks. We waive notice of your acceptance of this guaranty and of presentment, demand, protest and notice of non-payment or protest as to any note or obligation signed, accepted, endorsed or assigned to you by Debtor. We also waive any other demands and notices required by law. We also waive all set-offs and counterclaims.



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         You may at any time, without our consent, without notice to us and without affecting or impairing our obligation under this guaranty, do any of the following: (a) renew, modify (including any increase or decrease in the rate of interest), or extend any obligations of Debtor, of co-guarantors (whether hereunder or under a separate agreement) or of any other party at any time directly or contingently liable for the payment of any of Debtor's obligations;
(b) enter into additional extensions of credit to Debtor; (c) accept partial payments of Debtor's obligations; (d) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of Debtor's obligations and the security therefor in any manner; (e) consent to the transfer of security; or (f) bid and purchase at any sale of security.

         If at any time performance and payment of Debtor's obligations is rescinded or reduced in amount, or if you must return any payments received from Debtor, this guaranty shall be reinstated for the amount so reduced or returned.

         This guaranty constitutes the complete understanding between you and us. This guaranty may be modified only in writing signed by the party against whom the modification is sought to be enforced. To be binding against you, any modification must be signed by your Vice President - Credit by registered mail naming a termination date not less than 90 days after your receipt of such notice. Any termination shall not affect any transaction or credit extended prior to the effective date of termination, and any renewals, extensions or amendments thereof.

         We represent that this guaranty has been duly authorized by all necessary corporate action and that its delivery to you does not violate any contracts binding upon us. This guaranty shall bind our successors and assigns, and shall inure to your successors and assigns. We waive notice of any assignment of this guaranty by you. This guaranty shall be governed by, and construed in accordance with, the laws of the State of California.

         We agree to pay on demand all of your costs and expenses and the fees and disbursements of your counsel (including allocated costs of internal counsel) in connection with (a) the enforcement or attempted enforcement, or preservation of any rights or interests under, this guaranty; and (b) any out-of-court workout or other refinancing or restructuring or any bankruptcy case concerning Debtor or us.

         Executed this 30th day of January 2002 at West Palm Beach, Florida.

Legal Name: Metropolitan Health Networks, Inc.
By: /s/ Fred Sternberg, President
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         Fred Sternberg, President & CEO



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